EXHIBIT 10.20

MOUNTAIN 1ST BANK & TRUST COMPANY

DIRECTOR STOCK OPTION PLAN

MOUNTAIN 1ST BANK & TRUST COMPANY (the “Bank”) hereby adopts this DIRECTOR STOCK OPTION PLAN (the “Plan”) as further described herein.

ARTICLE I

PURPOSE AND SCOPE OF PLAN

1.1	Purpose

The purpose of the Plan is to encourage the continued service of Directors of the Bank, and to provide an additional incentive for such Directors to expand and improve the profits and prosperity of the Bank, by granting them options to purchase shares of the Bank’s common stock. The Plan also will assist the Bank in recruiting and retaining persons to serve as Directors of the Bank.

1.2	Stock Subject to Plan

Pursuant to and in accordance with the terms of the Plan, options (“Options”) may be granted from time to time to purchase shares of the Bank’s common stock, $5.00 par value per share (“Common Stock”).

The aggregate number of shares of Common Stock which may be sold upon the exercise of Options granted under the Plan is 162,500 shares, which maximum number is subject to adjustment as provided in Paragraph 6.1 hereof. Shares of Common Stock sold by the Bank upon the exercise of Options granted hereunder, at the sole discretion of the Bank, may be issued from the Bank’s authorized but unissued shares, or be issued and outstanding shares purchased by the Bank on the open market or in private transactions. In the event an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, then, to the extent the Plan shall remain in effect, the shares covered by the unexercised portion of such Option shall again be available for the grant of Options under the Plan.

1.3	Effective Date

The Plan shall become effective as of June 28, 2004 (the “Effective Date,” which is the date of adoption of the Plan by the Bank’s Board of Directors); provided, however, that notwithstanding anything contained herein to the contrary, the Plan shall be subject to approval of the North Carolina Commissioner of Banks and other banking regulators to the extent required by law and to approval of the Bank’s shareholders by a vote of the holders of at least two-thirds of the outstanding shares of the Bank’s Common Stock at a meeting of the Bank’s shareholders held in accordance with North Carolina law. Options may be granted pursuant to the Plan prior to receipt of such approvals, but any such Options granted shall be subject to, and may not become exercisable until, receipt of such approvals.

1.4	Termination Date

Unless sooner terminated as provided herein, the Plan shall terminate at 5:00 P.M. on June 28, 2014 (the “Termination Date”). Following the Termination Date, no further Options may be granted under the Plan, but such termination shall not effect any Option granted prior to the Termination Date.

ARTICLE II

DEFINITIONS

2.1 Bank. “Bank” refers to Mountain 1st Bank & Trust Company and to any successor to the Bank which shall have assumed or become liable for the Bank’s obligations pursuant to any Option granted or Option Agreement entered into pursuant to the Plan.

2.2 Board. “Board” refers to the Bank’s Board of Directors.

2.3 Committee. “Committee” refers to the committee of and appointed or designated by the Board to administer the Plan as described in Article III below.

2.4 Common Stock. “Common Stock” refers to the common stock of the Bank, par value $5.00 per share.

2.5 Date of Grant. The “Date of Grant” of an Option refers to the effective date of action by the Committee granting such Option.

2.6 Director. “Director” refers to a member of the Board.

2.7 Exercise Price. “Exercise Price” refers to the price per share to be paid by an Optionee for the purchase of Option Stock upon the exercise of an Option.

2.8 Expiration Date. “Expiration Date” refers to the date set by the Committee at which time any unexercised portion of an Option automatically will terminate and be of no further force or effect.

2.9 Modification, Extension or Renewal. “Modification” refers to any change in an Option which alters or modifies the original terms, conditions or benefits of the Option granted to the Optionee. “Extension” refers to the granting to the Optionee of an additional period of time within which to exercise the Option beyond the Expiration Date originally prescribed in the Option Agreement. “Renewal” refers to the granting of an Option to the Optionee with the same rights and privileges and on the same terms and conditions as contained in an original Option after expiration or termination of the original Option.

2.10 Non-Employee Director. “Non-Employee Director” refers to a member of the Board who satisfies the definition of that term contained in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

2.11 Option. “Option” refers to a right granted to a Director by the Bank pursuant to the Plan to purchase shares of Common Stock at the Exercise Price set by the Committee for such Option and on the terms and conditions set forth herein and in the Option Agreement relating to such Option.

2.12 Option Agreement. “Option Agreement” refers to a formal written agreement executed between the Bank and an Optionee setting forth the terms and conditions of an Option.

2.13 Option Stock. “Option Stock” refers to the shares of Common Stock covered by an Option and which may be purchased by the Optionee upon the exercise, in whole or in part, of such Option.

2.14 Optionee. “Optionee” refers to a Director to whom an Option is granted pursuant to the Plan.

2.15 Regulatory Authority. “Regulatory Authority” refers to any governmental agency or authority having jurisdiction over the Bank, including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Banking Commissioner, the North Carolina State Banking Commission, and the Federal Reserve Board.

ARTICLE III

PLAN ADMINISTRATION

3.1	General

The Plan shall be administered by a Committee which shall be composed solely of two or more Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board, and the Board, from time to time and at its discretion, may remove members from (with or without cause) or add members. Alternatively, the Board may, by resolution, elect that the Plan be administered by the full Board rather than a Committee. During any such time as the Board shall administer the Plan, all references herein to the “Committee” shall be deemed to refer to the Board and all actions taken by the Board in the administration of the Plan shall be taken in the form of resolutions approved by the Board.

3.2	Duties

In its administration of the Plan, the Committee shall have the authority, power and duty:

(a)	to make any and all determinations regarding persons who are eligible to receive Options under the Plan;

(b)	to construe and interpret the terms and provisions of the Plan and any and all Option Agreements entered into pursuant to the Plan;

(c)	to make, adopt, amend, rescind, and interpret such rules and regulations not inconsistent with the Plan or law as it from time to time deems reasonable and necessary for the interpretation and administration of the Plan;

(d)	to prescribe the form or forms of the Option Agreements and other instruments evidencing or relating to any Options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(e)	to determine:

(i)	the Directors to whom Options shall be granted pursuant to the Plan and the timing of such grant or grants, and to cause Options to be granted to Directors it selects;

(ii)	the number of shares of Option Stock to be covered by each Option granted;

(iii)	the Exercise Price to be paid for Option Stock upon exercise of the Option as set forth in the Option Agreement and as determined in accordance with Paragraph 4.3 hereof;

(iv)	the Expiration Date of each Option granted, and the period within which any such Option may be exercised;

(v)	any other term and/or condition of each Option (which need not be identical from Option to Option) so long as not inconsistent with the Plan; and,

(f)	to make all other determinations and take all other actions provided for herein or deemed by it, in its discretion, to be necessary or advisable to administer the Plan in a proper and effective manner.

3.3	Meetings and Voting

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem necessary or desirable. A majority of the members of the Committee shall constitute a quorum for all matters with respect to administration of the Plan, and acts of a majority of the members of the Committee present at meetings at which a quorum is present, or acts reduced to and approved in writing by all of the members of the Committee without a meeting, shall be valid acts of the Committee.

3.4	Effect of Committee Action

All actions, decisions and determinations of the Committee in connection with the grant of Options or the administration, interpretation or construction of, or questions or other matters concerning, the Plan or any Option granted, shall (i) be made consistent and in accordance with the terms of the Plan, and (ii) shall be final, conclusive and binding on all persons, including the Bank, its shareholders, Optionees and any other person claiming any interest in any Option. However, notwithstanding anything contained in the Plan to the contrary, any action, decision, interpretation or determination, other than those respecting the actual grant of Options, shall be subject to review by the Board of Directors either on its own initiative, at the request of the Committee or on application of any aggrieved party. Also, the Committee itself may specify that any action taken by it be subject to review and approval by the Board of Directors. In any such case, the determination of the Board of Directors on such review shall be final and binding on all affected parties.

3.5	Indemnification

To the extent permitted by applicable law, and in addition to such other rights of indemnification that members of the Committee may have as Directors of the Bank, the members of the Committee shall be indemnified by the Bank against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be made a party by reason of any action taken or omitted in good faith under or in connection with administration of the Plan or any Option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided, however, that within thirty (30) days after institution of any such action, suit or proceeding, such Committee member(s) shall in writing offer the Bank the opportunity, at its own expense, to handle and defend same.

ARTICLE IV

GRANT AND TERMS OF OPTIONS

4.1	Authorization to Grant Options

Pursuant to the Plan, from time to time prior to the Termination Date the Bank may grant Options to Directors to purchase shares of Common Stock. Options may only be granted by action of the Committee, and no person shall have any rights under the Plan or with respect to any Option except pursuant to such action of the Committee.

4.2	Number of Shares

The number of shares of Option Stock covered by each Option shall be set by the Committee at the time such Option is granted and shall be specified in the Option Agreement evidencing such Option; provided, however, that the number of shares of Option Stock covered by Options granted from time to time to any one Director under the Plan may not exceed 40% of the aggregate number of shares of Common Stock originally available for the grant of Options under the Plan from time to time. The number of shares of Option Stock covered by each Option shall be subject to adjustment in the manner described in Paragraph 6.1 below.

4.3	Exercise Price

At the time an Option is granted, the Committee shall set the Exercise Price applicable to such Option. The Exercise Price shall be determined by the Committee in the manner described below and shall be specified in the Option Agreement evidencing the Option. The Exercise Price applicable to each Option shall be subject to adjustment in the manner described in Paragraph 6.1 below.

The Exercise Price for each share of Option Stock covered by an Option shall not be less than one hundred percent (100%) of the fair market value of one share of the Common Stock on the Date of Grant of such Option (the “Fair Market Value”). The Fair Market Value on any particular date shall be, (i) if the Common Stock is not then listed on the Nasdaq Stock Market, the fair market value of a share of the Common Stock as determined by the Committee in its sole discretion in such manner as it shall deem to be reasonable and appropriate, or, (ii) if the Common Stock is listed on the Nasdaq Stock Market, the average of the bid and asked prices for a share of the Common Stock as quoted by Nasdaq on such date.

4.4	Option Agreements

Each Option granted under the Plan shall be evidenced by an Option Agreement which shall be executed and delivered by the Optionee and by or on behalf of the Bank and which shall (i) contain such information as is provided or permitted herein to be contained in the Option Agreement, and (ii) not contain any provisions inconsistent with the Plan. Following the execution of an Option Agreement evidencing an Option, such Option shall be effective as of the Date of Grant of such Option.

ARTICLE V

EXERCISE OF OPTIONS

5.1	Waiting Period

No Option may be exercised unless and until the Optionee shall have completed six months (or such other or longer period as shall be determined by the Committee and specified in the Option Agreement evidencing that Option) of continuous, full time service as a Director of the Bank following the Date of Grant of the Option, but thereafter, subject to earlier termination as described herein, may be exercised as provided herein and in the Option Agreement evidencing such Option. The waiting period provided herein shall not operate to extend the Expiration Date or other date of termination of an Option set forth or provided for herein or in the Option Agreement evidencing such Option.

5.2	Term; Conditions on Exercise; Expiration or Termination

The Expiration Date of each Option shall be set by the Committee at the time the Option is granted and shall be specified in the Option Agreement evidencing the Option, but in no event shall be more than ten years following the Date of Grant of the Option.

Subject to the other terms and conditions contained in the Plan, each Option may be exercised by the Optionee at such times or intervals and on such other terms and conditions (if any) as are determined by the Committee and specified in the Option Agreement evidencing the Option.

Notwithstanding anything contained herein or in any Option Agreement to the contrary: (i) in the case of an Option granted prior to the approval of this Plan by the Bank’s shareholders and/or by the North Carolina Commissioner of Banks, then such Option shall be deemed to be granted subject to receipt of those approvals to the extent required by law and, until such approvals have been obtained, the Option shall be of no force or effect and may not be exercised; and (ii) to the extent that an Option shall not previously have been exercised in the manner required by the Plan, it shall expire and terminate at 5:00 P.M. on its Expiration Date.

In addition to the termination provisions set forth above, Options granted pursuant to the Plan shall terminate or may be terminated as provided in Paragraphs 5.7 and 6.1 below. Upon the expiration or termination of all or any portion of an Option, such Option or portion thereof shall, without any further act by the Bank, expire and no longer be exercisable or confer any rights to any person to purchase shares of Common Stock under the Plan.

5.3	Notice of Exercise

To exercise an Option in whole or in part, the Optionee or other person then entitled to exercise the Option or portion thereof shall notify the Bank by delivering written notice of such exercise (a “Notice of Exercise”) to the President or the Secretary of the Bank. Such written notice shall be substantially in the form attached hereto as Exhibit A and shall specify the number of shares of Option Stock to be purchased. A Notice of Exercise shall not be effective (and the Bank shall have no obligation to sell any Option Stock to the Optionee pursuant to such Notice) unless it satisfies the terms and conditions set forth herein and actually is received by the Bank as provided above prior to the Expiration Date or other termination of the Option to be exercised.

In the event an Option or portion thereof is being exercised by a person other than the Optionee (as provided in Paragraph 5.7(c) below), the Notice of Exercise shall be accompanied by appropriate proof of the right of such person(s) to exercise the Option.

5.4	Payment Upon Exercise

The Exercise Price of Option Stock being purchased upon the exercise of an Option (in part or in whole) shall be paid by the Optionee in full at the time of such exercise. Such payment may be made (i) in cash, (ii) by official bank check, bank money order or other certified funds, or (iii) in the discretion of the Committee, by a combination thereof or in such other manner as shall be permitted by applicable law. No Option Stock shall be issued or delivered until full payment of the Exercise Price therefor has been made.

5.5	Restrictions

At the time an Option is granted, the Committee shall have the authority, in its sole discretion, to impose restrictions of any nature on the exercise of such Option (including restrictions in the form of a schedule by which an Option becomes exercisable in increments over a period of time) and on the Option Stock acquired by the Optionee upon such exercise. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of Option Stock acquired through exercise of any Option for such periods as the Committee may determine. Any such restrictions imposed by the Committee shall be specified in the Option Agreement.

5.6	Nontransferability

Options granted hereunder shall not be assignable or transferable except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, be exercised only by the Optionee. More particularly, but without limiting the generality of the foregoing, an Option may not be sold, assigned, transferred (except as noted herein), pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

5.7	Modification, Extension and Renewal of Options

Subject to the provisions of Paragraph 6.1 below, any Option may be Modified, Extended or Renewed (as those terms are defined in Article II) only upon the agreement of the Committee and the Optionee. Any such agreement shall be in the form of a written amendment to the Option Agreement evidencing the Option being Modified, Extended or Renewed and which shall set forth the terms of any such Modification, Extension or Renewal.

5.8	Other Provisions

In addition to the items required to be in the Option Agreement evidencing an Option, such Option Agreement may contain such other terms, conditions and provisions applicable to such Option or the exercise thereof (including any and all limitations or restrictions as shall be necessary to comply with any applicable federal and state securities laws and regulations) as the Committee shall, at its sole discretion, deem necessary or desirable; provided, however, that the Committee may not impose any such terms, conditions or provisions that are inconsistent with any provisions of the Plan.

5.10	Issuance of Option Stock

A stock certificate representing the number of shares of Option Stock purchased by the Optionee upon the proper exercise of an Option shall be issued and delivered by the Bank as soon as practicable after receipt of a valid and effective Notice of Exercise and full payment of the Exercise Price relating to those shares. Such certificate shall be delivered to or on the written order of the person exercising the Option.

ARTICLE VI

GENERAL PROVISIONS

6.1	Adjustment of Options

(a)	Changes in Capitalization; Stock Splits and Dividends. In the event of (i) any dividend payable by the Bank in shares of Common Stock, or (ii) any recapitalization, reclassification, split-up, consolidation or combination of, or other change in or offering of rights to the holders of, Common Stock, or (iii) an exchange of the outstanding shares of Common Stock for a different number or class of shares of stock or other securities of the Bank in connection with a merger, consolidation or other reorganization of or involving the Bank (provided the Bank shall be the surviving or resulting corporation in any such merger or consolidation), then the Committee shall, in such a manner as it shall determine in its sole discretion, appropriately adjust the number and class or kind of shares which may be issued under the Plan and of the securities which shall be subject to outstanding Options, and/or the Exercise Price applicable to any outstanding Option, so as to reflect the effect of the event. However, in no event shall any such adjustment change the aggregate Exercise Price for Option Stock to be purchased upon the exercise of any Option.

In the event of an increase in the number of outstanding shares of the Bank’s Common Stock in connection with any of the events described above, then, at the Committee’s option and discretion,

the aggregate number of shares of Common Stock authorized to be issued under the Plan may be increased by an amount equal to 10% of the number of additional shares issued by the Bank in connection with such event.

Subject to review by the Board of Directors of the Bank, any such adjustments made by the Committee shall be consistent with changes in the Bank’s outstanding Common Stock resulting from the above events and, when made, shall be final, conclusive and binding on all persons, including, without limitation, the Bank, its shareholders and each Optionee or other person having any interest in any Option so adjusted. Any fractional shares resulting from any such adjustment shall be eliminated.

(b)	Dissolution; Merger or Consolidation; Sale of Assets. In the event of a dissolution or liquidation of the Bank, the sale of substantially all the Bank’s assets, a merger or consolidation of the Bank with or into any other corporation or entity (or any other such reorganization or similar transaction) in which the Bank is not the surviving or resulting corporation, or a statutory share exchange in which the Bank’s outstanding Common Stock is being exchanged for cash or the securities of an entity which is not owned or controlled by the Bank’s or its shareholders, then, by written agreement with an Optionee, provision may be made in such transaction for the continuation of this Plan and/or the assumption of the Optionee’s Options by any successor corporation to the Bank or by a parent or subsidiary corporation thereof, the conversion of the Optionee’s Options into rights to purchase or acquire securities of such a corporation, or the substitution for the Optionee’s Options of new options covering shares of any such corporation, or for the payment of cash or other consideration to the Optionee in exchange for the termination or cancellation of his or her Options. However, if, in any such transaction, such provision is not made by agreement with an Optionee, then, in such event, and to the extent such Options have not previously been exercised, all rights of the Optionee pursuant to all outstanding Options shall terminate and be of no further effect immediately prior to the effective time of such dissolution, liquidation, sale, merger, consolidation, share exchange or other reorganization (or at such other time and pursuant to such rules and regulations as the Committee shall determine and promulgate to the Optionees). However, to the extent such Options shall not previously have been exercised, and notwithstanding any provisions of the Plan or any Option Agreement to the contrary, each such Option shall become exercisable, and may be exercised, in full immediately prior to the effective time of any such event. The Committee shall give each Optionee at least 90 days prior written notice of the effective time of an event which gives rise to an immediate purchase right under this Paragraph 6.1.

(c)	Miscellaneous. The grant of an Option shall not affect in any way the right or power of the Bank to (i) enter into or effect any adjustment, recapitalization, reclassification, reorganization or any other change in the Bank’s capital or business structure or its business, (ii) to merge or consolidate or enter into any other transaction described above, or to dissolve, liquidate, sell or transfer all or any part of its business or assets, or (iii) to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof.

6.2	Rights as a Shareholder

Neither an Optionee nor any other person shall have any rights as a stockholder with respect to any shares of Option Stock covered by an Option until such Option shall have been validly exercised in the manner described herein and in the Option Agreement relating to such Option, full payment of the Exercise Price shall have been made for such shares, and a stock certificate representing the Option Stock purchased upon such exercise shall have been registered on the Bank’s stock records in the name of and delivered to such person. Except to the extent of adjustments made pursuant to Paragraph 6.1 above, no adjustment on behalf of the Optionee shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date for determining the shareholders entitled to receive the same is prior to the date of registration and delivery of the stock certificate(s) representing the Option Stock.

6.3	No Right to Continued Service

Neither the Plan nor the grant of an Option, nor any Option Agreement evidencing any such Option, is intended or shall be deemed or interpreted to confer upon an Optionee any right of continued service as a Director or to interfere with, restrict or otherwise limit in any way the right of the Bank or its shareholders to decline to nominate such person for reelection as a Director, to reelect such person as a Director, or to remove such person from office in accordance with applicable law.

6.4	Legal Restrictions

If in the opinion of legal counsel for the Bank the issuance or sale of any shares of Option Stock by the Bank pursuant to the exercise of an Option would not be lawful without registration under the Securities Act of 1933 (the “1933 Act”) or without some other action being taken, or for any other reason, or would require the Bank to obtain approval from any governmental authority or regulatory body having jurisdiction deemed by such counsel to be necessary to such issuance or sale, then the Bank shall not be obligated to issue or sell any Option Stock pursuant to the exercise of any Option to any Optionee or to any other authorized person unless a registration statement that complies with the provisions of the 1933 Act in respect of such shares is in effect at the time thereof and all other required or appropriate action has been taken under and pursuant to the terms and provisions of the 1933 Act or other applicable law, or the Bank receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other action, would not constitute a violation of the 1933 Act or other applicable law, or unless any such required approval shall have been obtained. The Bank is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of Option Stock to any Optionee or other authorized person.

The Committee, as a condition of the grant of an Option and/or the exercise thereof, may require that the Optionee execute one or more undertakings in such form as the Committee shall prescribe to the effect that such shares are being acquired for investment purposes only and not with a view to the distribution or resale thereof.

Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Bank (or any of its successors in interest) shall not be required to take any action under this Plan or any Option granted hereunder if:

(a)	the Bank is declared by any Regulatory Authority to be insolvent; or,

(b)	in the opinion of legal counsel to the Bank, such payment or action:

(i)	would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended;

(ii)	would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority; or,

(iii)	otherwise would be prohibited by any Regulatory Authority.

6.5	No Obligation to Purchase Shares

The granting of an Option pursuant to the Plan shall impose no obligation on the Optionee to purchase any shares covered by such Option.

6.6	Payment of Taxes

Each Optionee shall be responsible for all federal, state, local or other taxes of any nature as shall be imposed pursuant to any law or governmental regulation or ruling on any Option or the exercise thereof or on any income which an Optionee is deemed to recognize in connection with an Option. If the Committee shall determine to its reasonable satisfaction that the Bank is required to pay or withhold the whole or any part of any estate, inheritance, income, or other tax with respect to or in connection with any Option or the exercise thereof, then the Bank shall have the full power and authority to withhold and pay such tax out of any shares of Common Stock being purchased by the Optionee or from the Optionee’s salary or any other funds otherwise payable to the Optionee, or, prior to and as a condition of exercising such Option, the Bank may require that the Optionee pay to it in cash the amount of any such tax which the Bank, in good faith, deems itself required to withhold.

6.7	Choice of Law

The validity, interpretation and administration of the Plan, any Option Agreement, and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of North Carolina, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.

6.8	Modification of Plan

The Board, upon recommendation of the Committee, may, from time to time, amend, modify, suspend, terminate or discontinue the Plan at any time without notice, provided, however, that no such action by the Board shall adversely affect any Optionee’s rights under any then outstanding Options without such Optionee’s prior written consent; and, provided further that, except as shall be required to comport with changes in the Code, any modification or amendment of the Plan that (i) increases the aggregate number of shares of Common Stock which may be issued upon the exercise of Options (other than as provided in Paragraph 6.1 above), (ii) changes the formula by which the Exercise Price is determined, (iii) changes the provisions of the Plan with respect to the determination of Directors to whom Options may be granted or, (iv) otherwise materially increases the benefits accruing to Optionees under the Plan, shall be subject to the approval of the Bank’s shareholders. In the event the Board shall terminate or discontinue the Plan, such action shall not operate to deprive any Optionee of any rights theretofore acquired by him or her under the Plan, and any Options outstanding as of the date of any such termination shall remain in full force and effect according to their terms as though the Plan had not been terminated.

6.9	Application of Funds

The proceeds received by the Bank from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

6.10	Notices

Except as otherwise provided herein, any notice which the Bank or an Optionee may be required or permitted to give to the other under this Plan shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Bank, shall be sent to its President at the address of the Bank’s then current corporate office. Any notice sent by mail by the Bank to an Optionee shall be sent to the most current address of the Optionee as reflected on the records of the Bank as of the time said notice is required. In the case of a deceased Optionee, any notice shall be given to the Optionee’s personal representative if such representative has delivered to the Bank evidence satisfactory to the Bank of such representative’s status as such and has informed the Bank of the address of such representative by notice pursuant to this Paragraph 6.10.

6.11	Conformity With Applicable Laws and Regulations

With respect to persons who are subject to Section 16 of the 1934 Act, the Plan and each Option granted and transaction under it are intended to, and shall be interpreted so as to, be consistent with the requirements, and satisfy applicable conditions, of Rule 16b-3 of the Securities and Exchange Commission (as such Rule may be modified, amended or superseded from time to time). To the extent any provision of the Plan or any Option Agreement, or any action by the Committee or the Board, shall fail to so comply, then, to the extent permitted by law and deemed advisable by the Committee, such provision or action shall be deemed null and void.

6.12	Successors and Assigns

Subject to Paragraph 5.6 above, this Plan shall bind and inure to the benefit of the Bank, any Optionee, and their respective successors, assigns, personal or legal representatives and heirs.

6.13	Severability

It is intended that each provision of this Plan shall be viewed as separate and divisible, and in the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect.

6.14	Titles

Titles of Articles and Paragraphs are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and shall not serve as a basis for interpretation or construction of this Plan.

6.15	Gender and Number

As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

IN WITNESS WHEREOF, pursuant to the approval of this Plan by its Board of Directors on June 28, 2004, the Bank has caused this Plan to be executed in its corporate name by its President, attested by its Secretary and its corporate seal to be hereto affixed, all by authority duly given by the Board.

As of the 28th day of June, 2004.

MOUNTAIN 1ST BANK & TRUST COMPANY

By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer

ATTEST:

/s/ Sherrie B. Rogers
Secretary

EXHIBIT A

NOTICE OF EXERCISE

OF

DIRECTOR STOCK OPTION

To:	The Board of Directors of Mountain 1st Bank & Trust Company

The undersigned hereby elects to purchase shares of Common Stock of MOUNTAIN 1ST BANK & TRUST COMPANY (the “Bank”) pursuant to the Option granted to the undersigned pursuant to the Director Stock Option Plan (the “Plan”) and that certain Stock Option Agreement between the Bank and the undersigned dated                     .

The undersigned elects to purchase                      whole shares of Common Stock having an aggregate Exercise Price of $            , which is tendered herewith:

[ ]	In cash in the amount of $ ;

[ ]	By bank check or money order in the amount of $ ;

[ ]	Other: .

DATED the          day of                     ,             .

Optionee Signature

Print Name: